EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-112328, 333-109364, 333-108707, 333-104772, 333-113810, 333-114009, 333-115193, 333-115195, 333-117433, and 333-119599) and in the related prospectuses, and on Forms S-8 pertaining to the 2002 Equity Incentive Plan (Nos. 333-91916 and 333-119601); the 1992 Stock Option Plan (Nos. 333-70414, 333-45762, 333-71181 and 333-33635); the 1996 Employee Stock Purchase Plan (No. 333-107276) and the 1996 Directors’ Stock Option Plan (Nos. 333-107276, 333-93527 and 333-12487) of our reports dated February 25, 2005, with respect to the consolidated financial statements of Geron Corporation, Geron Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Geron Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Palo Alto, California
February 24, 2005